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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 11, 2003 relating to the financial statements of Mewbourne Development Corporation, and our report dated February 26, 2004, relating to the balance sheet of Mewbourne Energy Partners 04-A, L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 5, 2004